HOLLAND SERIES FUND, INC.

                     Form N-SAR for the period ending September 30, 1997
                                    File Number 811-9060




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 25th day of November, 1997




HOLLAND SERIES FUND, INC.



                                              By: /s/ William E. Vastardis
                                                      William E. Vastardis
                                                      Secretary



Witness: /s/ Eric P. Nachimovsky
            Eric P. Nachimovsky